EXHIBIT 99.2
JOHN DEERE OWNER TRUST 1999-A
STATEMENT TO NOTEHOLDERS


$167,300,000 Class A-1 4.9988% Asset Backed Notes due June 19, 2000

$262,000,000 Class A-2 5.4660% Asset Backed Notes due August 15, 2001

$186,000,000 Class A-3 5.9400% Asset Backed Notes due October 15, 2002

$146,125,000 Class A-4 6.1200% Asset Backed Notes due October 17, 2005

$32,230,000 6.100% Class B Asset Backed Notes due October 17, 2005

$12,086,832  Asset Backed Certificates

Payment Date:                                       15-Jun-99

(1)  Amount of principal being paid on the Notes:

     (a)  A-1 Notes:                           $18,387,632.57
          per $1,000 original principal amount:       $109.91

     (b)  A-2 Notes:                                    $0.00
          per $1,000 original principal amount:         $0.00

     (c)  A-3 Notes:                                    $0.00
          per $1,000 original principal amount:         $0.00

     (d)  A-4 Notes:                                    $0.00
          per $1,000 original principal amount:         $0.00

     (e)  B Notes:                                $778,682.83
          per $1,000 original principal amount:        $24.16

     (f)  Total:                               $19,166,315.39

(2)  Interest on the Notes

     (a)  A-1 Notes:                              $441,380.15
          per $1,000 original principal amount:         $2.64

     (b)  A-2 Notes:                              $755,826.33
          per $1,000 original principal amount:         $2.88

     (c)  A-3 Notes:                              $552,420.00
          per $1,000 original principal amount:         $2.97

     (d)  A-4 Notes:                              $447,142.50
          per $1,000 original principal amount:         $3.06

     (e)  B Notes:                                 $98,301.50
          per $1,000 original principal amount:         $3.05

     (f)   Total                                $2,295,070.48

(3)  After giving effect to distributions on current Payment
     Date:

     (a)  (i)  outstanding principal amount of A-1 Notes:
                                              $148,912,367.43
          (ii) A-1 Note Pool Factor:                0.8900919

     (b)  (i)  outstanding principal amount of A-2 Notes:
                                              $262,000,000.00
          (ii) A-2 Note Pool Factor:                1.0000000

     (c)  (i)  outstanding principal amount of A-3 Notes:
                                              $186,000,000.00
          (ii) A-3 Note Pool Factor:                1.0000000

     (d)  (i)  outstanding principal amount of A-4 Notes:
                                              $146,125,000.00
          (ii) A-4 Note Pool Factor:                1.0000000

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     (e)  (i)  outstanding principal amount of B Notes:
                                               $31,451,317.17
          (ii) B Note Pool Factor:                  0.9758398

     (f)  (i)  Certificate Balance:            $11,794,243.94
          (ii) Certificate Pool Factor:             0.9757928

(4)  Note Value at the end of the related Collection Period
                                              $786,282,929.37

(5)  Pool Balance (excluding accrued interest) at the end of
     the related Collection Period:           $779,369,863.87

(6)  Amount of Servicing Fee:                     $666,750.09
     per $1,000 original principal amount:         0.82749842

(7)  Amount of Administration Fee:                    $100.00

(8)  Aggregate Purchase Amounts for Collection Period:  $0.00

(9)  Amount in Reserve Account:                $15,725,658.59
     Specified Reserve Account Balance:        $15,725,658.59

(10) Aggregate amount of Realized Losses for the Collection
     Period:                                           ($0.00)

(11) Amount of Payments that are more than 60 days past due:
                                                   $16,881.00